As filed with the Securities and Exchange Commission on December 22, 2005.

Registration No. 333-104129

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

BE AEROSPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1209796
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

BE AEROSPACE, INC. 2001 STOCK OPTION PLAN
BE AEROSPACE, INC. 1996 STOCK OPTION PLAN
BE AEROSPACE, INC. 2001 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

(Full title of the plans)

Thomas P. McCaffrey
Chief Financial Officer
BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida 33414
(561) 791-5000
(Name, address and telephone number of agent for service)

EXPLANATORY STATEMENT

BE Aerospace Inc. (the “Registrant”) filed the following Registration Statements (the “Registration Statements”) on Form S-8 with the Securities and Exchange Commission relating to the registration of shares of the Registrant’s Common Stock, $.01 par value per share (the “Common Stock”) authorized for issuance under the Registrant’s 2001 Stock Option Plan, 1996 Stock Option Plan, and 2001 Non-Employee Director’s Stock Option Plan (collectively, the “Plans”):

•	Registration Statement No. 333-14037 filed on October 15, 1996;
•	Registration Statement No. 333-35527 filed on September 12, 1997;
•	Registration Statement No. 333-67825 filed on November 24, 1998;
•	Registration Statement No. 333-89145 filed on October 15, 1999;
•	Registration Statement No. 333-30578 filed on February 16, 2000;
•	Registration Statement No. 333-49806 filed on November 13, 2000;
•	Registration Statement No. 333-71442 filed on October 11, 2001;
•	Registration Statement No. 333-104129 filed on March 28, 2003;
•	Registration Statement No. 333-110422 filed on November 12, 2003; and
•	Registration Statement No. 333-120183 filed on November 3, 2004.

The Registrant has terminated further offerings under the Plans and hereby removes from registration all shares of Common Stock previously registered in connection with the Plans that have not been issued or are not subject to currently outstanding stock options.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellington, State of Florida on the 22nd day of December, 2005.

BE Aerospace, Inc.
By:	/s/ Robert J. Khoury
Name: Robert J. Khoury Title: Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Robert J. Khoury, Edmund J. Moriarty and Thomas P. McCaffrey as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 22nd day of December, 2005.

Signature	Capacity
/s/ Amin J. Khoury	Director (Chairman of the Board)
Amin J. Khoury
/s/ Robert J. Khoury	President, Chief Executive Officer and Director
Robert J. Khoury	(principal executive officer)
/s/ Thomas P. McCaffrey	Corporate Senior Vice President of Administration,
Thomas P. McCaffrey	Chief Financial Officer and Assistant Secretary (principal financial and accounting officer)
/s/ Jim C. Cowart	Director
Jim C. Cowart
/s/ Richard G. Hamermesh	Director
Richard G. Hamermesh
/s/ David C. Hurley	Director
David C. Hurley
/s/ Wesley W. Marple, Jr.	Director
Wesley W. Marple, Jr.
/s/ Brian H. Rowe	Director
Brian H. Rowe
/s/ Jonathan M. Schofield	Director
Jonathan M. Schofield